EXHIBIT 10.41

                        DEVELOPMENT AND SUPPLY AGREEMENT


      AGREEMENT, dated April 17, 2001, is made between PAR PHARMACEUTICALS, INC., a _____________ corporation, maintaining its principal place of business at One Ram Ridge Road, Spring Valley, New York 10977 ("PAR"), DR. REDDY'S LABORATORIES LIMITED, an Indian corporation, maintaining its principal offices at 7-1-27 Ameerpet, Hyderabad - 500 016, India, and REDDY-CHEMINOR, INC., a New Jersey corporation, maintaining its principal office at 66 S. Maple Avenue, Ridgewood, New Jersey 07450, U.S.A. (collectively "REDDY").

                                   WITNESSETH:

      WHEREAS,   REDDY  has   expertise   in  the   development   of   generic
pharmaceutical products; and

      WHEREAS, PAR has expertise in the development, marketing and sale of such products in the United States; and

      WHEREAS, REDDY and PAR desire to collaborate in the development, marketing and sale of certain generic pharmaceutical products; and

      WHEREAS, REDDY desires to manufacture and supply to PAR and PAR desires to purchase exclusively from REDDY for sale in the Territory, as defined below, by PAR all of PAR's requirements for the Reddy Finished Products, as defined below;

      NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties agree as follows:

1.          DEFINITIONS.

      (a) "Affiliate" means any corporation or business entity controlled by, controlling, or under common control with PAR or REDDY as the case may be. (For



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the purpose of this  definition,  "control" means direct or indirect  beneficial ownership of greater than fifty percent (50%) of the voting stock of such corporation or other business entity, or a greater than fifty percent (50%) interest in the income of such corporation or other business entity, or the power to direct or cause the direction of the management and policies of such corporation or other business entity whether by ownership of voting securities, by contract or otherwise, or such other relationship as, in fact, constitutes control.)

      (b) "ANDA" means an Abbreviated New Drug Application filed with the FDA for a Reddy Finished Product or Par Finished Product in the United States.

      (c)   Applicable Percentage" means [*********************]

      (d) "Bulk Product" means either REDDY's or a third party's bulk actives for Reddy Finished Product or PAR's or a third party's bulk actives for Par Finished Product.

      (e) "cGMP" means current good manufacturing practices for the methods to be used in, and the facilities and controls to be used for, the manufacture, storage and handling of each Reddy Finished Product and Par Finished Product, all as set forth from time-to-time by the FDA pursuant to the FD&C Act and the rules and regulations promulgated thereunder (including specifically, Title 21, part 211 of the Code of Federal Regulations of the United States).

      (f) "Commercial Expenses" means PAR's or REDDY's, as the case may be, commercially reasonable costs and expenses for marketing, advertising, promoting, and selling (including but not limited to costs and expenses for launch, sales force training and materials, samples, conventions, symposia, marketing, direct mailing, marketing research, public relations, printed materials, medical information, regulatory activities and distribution) each Reddy Finished Product or Par Finished Product, determined in accordance with PAR's or REDDY's customary accounting policies and practices and in a manner consistent with U.S. generally accepted accounting principles.

      (g) "Competing Product" means, with respect to a particular Reddy Finished Product or Par Finished Product, a generic pharmaceutical product which is in


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the same dosage form, has the same active  ingredient,  the same strength and is for the same indication as the Reddy Finished Product or Par Finished Product but which is manufactured and supplied by or purchased and acquired from any Person other than REDDY or its Affiliates or PAR or its Affiliates, as the case may be.

      (h) "Development Costs" means the commercially reasonable costs and expenses of REDDY or PAR, as the case may be, incurred in the preparation and filing of a DMF for each Bulk Product and in obtaining the ANDA for each Reddy Finished Product or Par Finished Product, including but not limited to: allocated costs for manufacturing, personnel, packaging, stability, testing, analytical, Bulk Product supplied for ANDA submission (calculated at Manufacturing Cost) and all costs relating to the development of finished dosage including R&D, preformulation, formulation, bio-equivalence, ANDA preparation, validation, issuance and submission.

      (i) "DMF" means the drug master file for each Bulk Product, as the same may be amended or supplemented from time to time.

      (j) "Exclusivity Period" means, with respect to any Reddy Finished Product (or any strength or dosage form of a Reddy Finished Product) or Par Finished Product (or any strength or dosage form of a Par Finished Product), the granting of up to six (6) months of marketing exclusivity in the United States from the FDA for being first to file an ANDA with a patent certification for the given Reddy Finished Product or Par Finished Product enabling PAR to market such product during such period in the U.S. with no other generic competitor.

      (k)   "FDA" means the United States Food and Drug Administration.

      (l) "FD&C Act" means the Federal Food, Drug and Cosmetic Act of 1938, as amended, and the regulations thereunder, including current good manufacturing practice regulations, as the same may be amended or revised.



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      (m) "Form 483" means the  written  notice of  objectionable  practices  or deviations from the regulations that is prepared by the FDA investigator at the end of an inspection.
1.

      (n) "Group 2 Term" means, for each Reddy Group 2 Product, the date commencing upon the execution of this Agreement and ending on December 31, 2004.

      (o) "Indemnified Party" has the meaning set forth in Section 15(c) hereof.

      (p) "Indemnifying Party" has the meaning set forth in Section 15(c) hereof.

      (q) "Intellectual Property Costs" means REDDY's or PAR's, as the case may be, out-of-pocket payments to patent counsel (or other experts, including outside laboratories) in connection with pre- or post-marketing patent work, including patent litigation.

      (r) "Know-How" means all Reddy Finished Product or Par Finished Product, as the case may be, related technical knowledge, manufacturing procedures, expertise, methods, protocols and current and accumulated experiences which any party hereto acquires in connection with this Agreement and/or has acquired as a result of scientific research, practical experiences and otherwise which have a demonstrated usefulness in manufacturing, obtaining and maintaining Regulatory Approval, including but not limited to (i) plant validation protocols and specifications; (ii) process validation procedures; (iii) quality control procedures; (iv) analytical methods and procedures; (v) bio-equivalence testing protocols and procedures; (vi) cleaning validation protocols and procedures;
(vii) procedures for preparation of applications for Regulatory Approval; (viii) ongoing regulatory compliance procedures; and (ix) galenical formulations and processes.

      (s) "Launch Date" means, with respect to each Reddy Finished Product or Par Finished Product, the date on which PAR makes its first commercial sale of such Reddy Finished Product or Par Finished Product in the Territory to an unrelated third party in an arm's length transaction but no later than the later of: thirty (30) days after the date on which all regulatory and governmental approvals for the manufacture, delivery, sale and distribution in the Territory have been obtained (including Regulatory Approval); thirty (30) days after


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applicable patent expiration  (including  General Agreement on Trade and Tariffs extensions) or thirty (30) days after product exclusivity expiration.

      (t) "Manufacturing Cost" means the sum of (i) the [*******************] for either each Reddy Finished Product (other than Group 3 Products) incurred by REDDY and its Affiliates, or each Par Finished Product incurred by PAR and its Affiliates, as the case may be, calculated separately for each Reddy Finished Product or Par Finished Product, in each case determined in accordance with REDDY's or PAR's customary cost accounting policies and practices and in a manner consistent with U.S. generally acceptable accounting principles; (ii) [*******************] of such [*******************] (to cover
[*******************]); and (iii) all transportation and related costs to deliver the Reddy Finished Product or Par Finished Product to its destination under Section 8 of this Agreement. Manufacturing Cost for Reddy Group 3 Product means the Manufacturing Cost as described above plus an additional [*******************] of such Manufacturing Cost. If the manufacturing of any Reddy Finished Product or Par Finished Product or any component thereof (including Bulk Product) is performed for REDDY or PAR, as the case may be, by a third party (which is not an Affiliate), then amounts paid to such third party in connection with the manufacturing of such Reddy Finished Product or Par Finished Product or any component thereof (including Bulk Product) shall be [*******************] .

      (u)   "Net Margin" means [*********************].

      (v)   "Net Profit" means [*********************].

      (w) "Net Sales" means that dollar amount determined by deducting the following items from the [*******************] billed for that particular Reddy Finished Product or Par Finished Product, as the case may be, sold by PAR and its Affiliates or REDDY and its Affiliates, as the case may be, in the Territory to unaffiliated third parties in arms length transactions:

                  (i)   trade, quantity or cash discounts, service allowances;

                  (ii) credits or allowances for the Reddy Finished Product or Par Finished Product, if any, given or made on account of [*******************], returns, bad debts,


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                        off-invoice promotional discounts, [******************],
                        [*******************], any and  all  federal,  state  or
                        local  government   rebates  or  discounts   whether  in
                        existence now or enacted at any time hereafter, volume reimbursements, and the gross amount billed for that rejected Reddy Finished Product or Par Finished Product or that Reddy Finished Product or Par Finished Product recalled, seized or destroyed (voluntarily or at the
                        request  of  any  government   agency,   subdivision  or
                        department);

                  (iii) any tax,  excise  or  other  government  charge  upon or measured by the production, sale, transportation, delivery or use of that Reddy Finished Product or Par Finished Product; and

                  (iv) any surcharge, levy, tax or assessment mandated by any federal, state or local government or administrative agency to fund a compensation program or reserve for persons injured by that Reddy Finished Product or Par Finished Product;

in each case determined in accordance with PAR's, REDDY's or any third party's customary accounting policies and practices in a manner consistent with U.S. generally accepted accounting principles.

      (x)   "Par Applicable Percentage" means [*********************].

      (y) "Par Change in Control" means the acquisition by any third party individual or entity (other than by Merck KGaA (but not a successor or assign) or an Affiliate of Merck KGaA (but not a successor or assign)) of more than 50% (in any one transaction or in any series of transactions) of the outstanding shares of capital stock of Pharmaceutical Resources, Inc. or PAR having the right to vote or generally to participate, in a manner similar to equity shares, in the profits and losses of Pharmaceutical Resources, Inc. or PAR.

      (z)   "Par Finished Products" means [*********************].



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         (aa) "Par Group 1 Products" means [*********************].

         (bb) "Par Group 4 Products" means [*********************].

         (cc) "Person" means an individual, partnership, joint venture, association, corporation, company and any other form of business organization, government regulatory or governmental agency, commission, department or instrumentality.

         (dd) "Promotional Expenses" means promotional payments or fees directly related to a Reddy Finished Product or Par Finished Product paid to REDDY's or PAR's customers, as the case may be.

         (ee) "Reddy Applicable Percentage" means [*********************].

         (ff) "Reddy Change in Control" means the acquisition by any third party individual or entity of more than 50% (in any one transaction or in any series of transactions) of the outstanding shares of capital stock of REDDY having the right to vote or generally to participate, in a manner similar to equity shares, in the profits and losses of REDDY.

         (gg) "Reddy Finished Product" means [*********************].

         (hh) "Reddy Group 1 Products" means [*********************].

         (ii) "Reddy Group 2 Products" means [*********************].

         (jj) "Reddy Group 3 Products" means [*********************].

         (kk) Reddy Group 4 Products means [*********************].

         (ll) "Reddy Group 5 Products" means [*********************].

         (mm) "Reddy Group 6 Products" means [*********************].

         (nn) "Regulatory Approval" means any ANDAs or other approvals, supplements, amendments, pre- and post-approvals, marketing authorizations based upon such approvals (including any prerequisite manufacturing approvals or authorizations related thereto) and labeling approval(s), technical, medical and scientific licenses, registrations or authorizations of any national, regional, state or local regulatory agency, department, bureau, commission, council or


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other governmental  entity,  necessary for the manufacture,  distribution,  use, import, or sale of Reddy Finished Products or Par Finished Products.

         (oo) "Specifications" means the specifications required to obtain the ANDA of each Reddy Finished Product or Par Finished Product based on the NDA specifications of the innovator product and as contained in the DMF for Bulk Product unless changes are required as described in the United States Pharmacopoeia, as such specifications may be amended at the request of the FDA or by mutual agreement of the parties from time to time.

         (pp) "Technical Information" means all information and expertise which REDDY or PAR, as the case may be, acquires in connection with this Agreement and/or has acquired which have a demonstrated usefulness in manufacturing, packaging and labeling and/or obtaining and maintaining Regulatory Approval of the Reddy Finished Products or the Par Finished Products pursuant to this Agreement, including, but not limited to, all specifications, manuals and computer programs relating to manufacturing and similar materials and access to the DMF of Bulk Product.

         (qq) "Term" means, for each Reddy Finished Product (other than a Reddy Group 2 Product) or Par Finished Product, the later to occur of (i) the date commencing upon execution of this Agreement and ending seven (7) years after the date of execution of this Agreement or (ii) the date commencing on the Launch Date of each Reddy Finished Product or Par Finished Product and ending three (3) years after the Launch Date of such product.

         (rr) "Territory" means the United States, its territories, possessions and the Commonwealth of Puerto Rico.

         (ss) "Third Party Bulk Product" means a Bulk Product manufactured by an entity other than REDDY or PAR, as the case may be.



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      2. DEVELOPMENT OF PRODUCTS.

         (a) REDDY shall be responsible for the development of all Reddy Finished Products to be supplied by REDDY to PAR under this Agreement. REDDY shall use commercially reasonable efforts to develop each of the Reddy Finished Products. All Development Costs and Intellectual Property Costs, including, but not limited to, initiation, preformulation development, formulation development, scale-up and any legal costs and expenses incurred in connection with a Reddy Finished Product shall be the sole responsibility of REDDY. Nothing contained herein shall constitute a guarantee or warranty of REDDY that development of any Reddy Finished Product will be commenced or continued, that a submission for Regulatory Approval for such Reddy Finished Product will be filed within any specific time period, or that a Regulatory Approval for any Reddy Finished Product will be obtained.

         (b) REDDY shall prepare each application for Regulatory Approval for each Reddy Finished Product and shall use commercially reasonable efforts to obtain Regulatory Approval. REDDY shall hold all ANDAs for the Reddy Finished Product in its own name, provided that such ownership shall be subject to the exclusive licenses granted to PAR hereunder. Unless expressly agreed by the parties, in writing, it is the parties' intent that each Reddy Finished Product to be marketed and sold in the Territory under this Agreement will be sold under a REDDY label. REDDY shall ensure that all ANDAs provide for such labeling and take all steps reasonably necessary to ensure that under the Regulatory Approval for a Reddy Finished Product PAR can market, distribute, sell and promote the product in the Territory in packaging which includes both the PAR and REDDY names. In the event that REDDY elects to have PAR repackage and relabel a Reddy Finished Product under Section 6 of this Agreement, REDDY shall take all steps reasonably necessary to enable PAR to repackage and relabel under the Regulatory Approval for such Reddy Finished Product.

         (c) Notwithstanding Section 2(a) hereof or any other provision contained in this Agreement, REDDY shall have the right, upon written notice to PAR, to immediately terminate its obligations hereunder to develop and/or seek Regulatory Approval for a Reddy Finished Product(s) if, in the reasonable


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opinion  of REDDY,  it is not  commercially  reasonable  to  develop  such Reddy
Finished Product or to seek to obtain or maintain a Regulatory Approval therefor. If REDDY shall terminate its obligations to develop and/or seek Regulatory Approval for a Reddy Finished Product, then (i) PAR may develop such product or license a Competing Product from any other third party for sale in the Territory and (ii) REDDY or its Affiliate shall not manufacture such product for sale in the Territory or license a Competing Product from a third party for sale in the Territory.

         (d) PAR shall be responsible for the development of all Par Finished Products. PAR shall use commercially reasonable efforts to develop each of the Par Finished Products. All Development Costs and Intellectual Property Costs, including, but not limited to, initiation, preformulation development, formulation development, scale-up and any legal costs and expenses incurred in connection with a Par Finished Product shall be the sole responsibility of PAR. Each Par Finished Product to be marketed and sold in the Territory under this Agreement will be sold under a PAR label. Nothing contained herein shall constitute a guarantee or warranty of PAR that development of any Par Finished Product will be commenced or continued, that a submission for Regulatory Approval for such Par Finished Product will be filed within any specific time period, or that a Regulatory Approval for any Par Finished Product will be obtained. For all purposes under this Agreement, PAR shall be deemed to be the manufacturer of the Par Finished Product and PAR shall assume any and all responsibilities and any liabilities associated therewith, arising from the manufacture of the Par Finished Product.

         (e) PAR shall prepare or cause to be prepared each application for Regulatory Approval for each Par Finished Product and shall use commercially reasonable efforts to obtain Regulatory Approval. PAR shall have the right to distribute all Par Finished Products and shall act as the United States agent for such Par Finished Products.

         (f) Notwithstanding Section 2(d) hereof or any other provision contained in this Agreement, PAR shall have the right, upon written notice to REDDY, to immediately terminate its obligations hereunder to develop and/or seek


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Regulatory  Approval for a Par Group 4 Product(s) if, in the reasonable  opinion of PAR, it is not commercially reasonable to develop such Par Group 4 Product or to seek to obtain or maintain a Regulatory Approval therefor.

If PAR shall terminate its obligations to develop and/or seek Regulatory Approval for a Par Group 4 Product, then (i) REDDY may develop such product or license a Competing Product from any other third party for sale in the Territory and (ii) PAR or its Affiliates shall not manufacture such product for sale in the Territory or license a Competing Product from a third party for sale in the Territory.

            (g) REDDY shall prepare the Scale-Up Post Approval Change ("SUPAC") to enable REDDY to manufacture the Reddy Group 6 Products. PAR shall provide REDDY with reasonable assistance in the preparation of the SUPAC. PAR shall file the SUPAC with the FDA and shall provide REDDY with reasonable assistance to develop the manufacturing capability for the Reddy Group 6 Products at REDDY's current manufacturing facility..

      3.    SALES AND MARKETING.

            (a) PAR and REDDY shall establish a sales and marketing committee (the "Committee") consisting of an equal number of representatives from REDDY and PAR, which shall remain in effect through December 31, 2004. The PAR representatives and REDDY representatives shall meet, at such times and such places, as either party reasonably requests, provided that each group of representatives provides the other with reasonable advance notice of its desire to schedule a meeting of the Committee. The Committee shall determine the pricing and marketing strategy for the Reddy Group 2 Products, Reddy Group 4 Products and Reddy Group 5 Products and shall approve all pricing of the Reddy Group 2 Products, Reddy Group 4 Products and Reddy Group 5 Products to PAR's customers. In the event the PAR representatives and REDDY representatives cannot agree on any marketing decision, including, but not limited to, pricing, marketing budgets, marketing expenditures and marketing strategies, the decision


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of the REDDY  representatives  shall  control  and shall be binding  upon PAR in connection with the marketing and sale of the Reddy Group 2 Products, Reddy Group 4 Products and Reddy Group 5 Products. Notwithstanding the foregoing sentence, if PAR, in its commercially reasonable business judgment, determines that the pricing of any of the foregoing products is materially inconsistent with PAR's customary pricing methods, PAR shall notify REDDY, in writing, of the basis for its determination and REDDY shall make such adjustments as REDDY, in its commercially reasonable business judgment, determines to the pricing of any such product to eliminate the material inconsistency disclosed by PAR.

            (b) REDDY shall have the right to have one or more of its representatives travel with PAR sales representatives to PAR's accounts during all preliminary, pre-launch, launch and post-launch visits; provided, however, that REDDY representatives shall not participate in more than three (3) visits to a PAR account during any calendar year unless otherwise agreed to, in writing, by PAR. REDDY shall provide reasonable advance notice (but not less than thirty (30) days' prior notice) to PAR management of those PAR accounts where REDDY representatives shall participate. PAR shall provide reasonable notice of field visits where REDDY representatives have requested participation. During any visit with a PAR account, REDDY representative(s) shall participate in only the portion of the meeting which involves the Reddy Group 2 Products, Reddy Group 4 Products and/or Reddy Group 5 Products. Prior to January 1, 2005, REDDY representatives shall not meet with any PAR customer without a PAR representative being present at such meeting for purposes of discussing any Reddy Finished Product, (other than a Reddy Group 6 Product).



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            (c) In connection  with the  marketing and sale of a Reddy  Finished
Product or a Par Finished Product, REDDY or PAR, as the manufacturer of a product, shall be responsible to pay the "stocking charge" to a customer which purchases such Reddy Finished Product or Par Finished Product. In the case of a Reddy Finished Product, PAR shall reimburse REDDY for such stocking charge in two (2) installments of 50% each. The first installment shall be paid by PAR to REDDY within thirty (30) days after payment by REDDY to a customer and the second installment shall be paid by PAR to REDDY twelve (12) months thereafter. PAR shall deduct such reimbursement to REDDY from Net Sales to calculate Net Profit, as and when such reimbursements are made by PAR. In the case of a Par Finished Product, PAR shall amortize such stocking charge against Net Sales over two-year period to calculate Net Profit.

            (d) In connection with the marketing and sale of [*********************] during the Exclusivity Period, REDDY, at its sole cost and expense, shall provide PAR with an amount of sample product that PAR reasonably requires to market such product.

            (e) PAR and its Affiliates shall use commercially reasonable efforts to develop, market and sell each Reddy Finished Product and to actively and continuously promote the sale of each Reddy Finished Product in the Territory. Such efforts shall be not less than those used by PAR and its Affiliates to promote the sale of other products which they market in the Territory. PAR shall not have any minimum purchase obligation under this Agreement.

            (f) PAR and its Affiliates shall commit commercially reasonable but no less than equivalent promotional and sales efforts to the marketing and sale of [*********************] manufactured by REDDY as PAR, and its Affiliates will commit to the marketing and sale of [*********************].

            (g) At such time as REDDY shall be able to manufacture the Reddy Group 6 Products, PAR and REDDY shall jointly determine which of the parties shall market and sell the Reddy Group 6 Products.



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      4.    LICENSE AND SUPPLY - REDDY FINISHED PRODUCTS.

            (a) Subject to the provisions of Sections 3(g) and 4(e), during the Term, PAR shall have the exclusive right to market each Reddy Finished Product (other than a Reddy Group 2 Product) in the Territory and REDDY shall supply PAR's forecasted requirements of each Reddy Finished Product. Subject to the provisions of Section 2(d), during the Group 2 Term, PAR shall have the exclusive right to market each Reddy Group 2 Product in the Territory and REDDY shall supply PAR's forecasted requirements of each Reddy Group 2 Product. PAR shall commence marketing each Reddy Finished Product in the Territory no later than thirty (30) days after the date on which final, unqualified FDA approval to market the Reddy Finished Product in the Territory is received, provided REDDY has supplied PAR with Reddy Finished Product in accordance with PAR's orders therefor.

            (b) Except as provided in Section 3(g) and subject to the provisions of Section 4(e) below, upon Regulatory Approval of an ANDA for each Reddy Finished Product and during the Term or Group 2 Term, as the case may be, REDDY will grant PAR an exclusive license to sell the Reddy Finished Product in the Territory under the technology and Know-How included in the ANDA.

            (c) Except as set forth in Section 4(d) below, PAR agrees to buy each Reddy Finished Product exclusively from REDDY. PAR shall not (and it shall not authorize, permit or suffer any of its Affiliates to), directly or indirectly, manufacture, purchase, sell or distribute a Competing Product in the Territory at any time during the Term of this Agreement applicable to a Reddy Finished Product (including, for greater certainty, prior to receipt by REDDY or any of its Affiliate of Regulatory Approval for such Reddy Finished Product).

            (d) Notwithstanding any other provision of this Agreement, if REDDY is unable (or anticipates an inability) to manufacture or deliver a Reddy Finished Product to PAR, REDDY shall promptly notify PAR in writing of the period for which such inability (or anticipated inability) to so manufacture or deliver is expected. If REDDY is unable to meet PAR's forecasted requirements for a Reddy Finished Product as a result of circumstances or events beyond the reasonable control of REDDY, then PAR's obligation to purchase that Reddy Finished Product exclusively from REDDY shall be suspended and PAR may purchase Competing Product for sale in the Territory; provided that if REDDY has an inventory of that Reddy Finished Product that it is ready, willing and able to deliver to PAR, PAR shall order such remaining inventory prior to ordering Competing Product from any other party. If at any time thereafter REDDY is able to manufacture and deliver that Reddy Finished Product to PAR in amounts sufficient to meet PAR's requirements, then, subject to PAR's contractual commitments with third parties (which shall only be made for the quantity of that Reddy Finished Product that REDDY and PAR reasonably determine that REDDY will be unable to supply to PAR), PAR's above stated obligation to exclusively order that Reddy Finished Product from REDDY and not to purchase Competing Product shall resume.

            (e) From and after January 1, 2005, REDDY and its Affiliates shall have the unrestricted right to market and sell Reddy Group 1 Products, Reddy Group 3 Products, Reddy Group 4 Products and Reddy Group 5 Products in the Territory; provided, however, such right to market and sell shall not include the right to license such products to a Person who is a manufacturer of generic pharmaceutical products and seeks approvals through ANDA filings.

            (f) If, prior to the expiration of six (6) months from the execution of this Agreement, PAR's current supplier of [*********************] does not consent to REDDY's exclusive supply to PAR of [*********************] , [*********************] under this Agreement, the following provisions shall apply:

                  (i) REDDY shall not supply Reddy Group 1 Products (other than [*********************]) into the Territory through December 31, 2004; and

                  (ii) PAR shall pay to REDDY, as additional consideration, the amounts set forth in Sections 10(c) of this Agreement.

            (g) During the Term or Group 2 Term, as the case may be, applicable to a Reddy Finished Product, neither PAR nor any of its Affiliates will directly or indirectly sell such Reddy Finished Product outside of the Territory or to any Person in the Territory where it knows or has reason to believe that such Reddy Finished Product will be resold by such Person outside of the Territory. In the event the foregoing provision is or becomes unenforceable or is unlawful in the Territory, then it shall be deemed replaced by the most restrictive provision on marketing or sale of the Reddy Finished Product outside of the Territory as shall be lawful and enforceable in the Territory. If REDDY establishes that one of PAR's customers or a customer of any of its Affiliates is, directly or indirectly, exporting such Reddy Finished Product out of the Territory, PAR shall (and shall cause its Affiliates to) either cease to supply such customer or obtain an undertaking from such customer not to market Reddy Finished Product outside of the Territory (unless Par [or its Affiliate, as the case may be] is precluded from taking such action under applicable law).

            (ih) Except as expressly provided in Section 4(e) above, REDDY agrees that, during the Term or Group 2 Term applicable to a Reddy Finished Product, neither it nor any of its Affiliates shall, directly or indirectly, sell such Reddy Finished Product in the Territory or to any Person outside of the Territory where it knows or has reason to believe that such Reddy Finished Product will be resold by such Person in the Territory. In the event the foregoing provision is or becomes unenforceable or unlawful in the Territory, it shall be deemed to be replaced by the most restrictive provision on marketing or sale of the Reddy Finished Product in the Territory as shall be lawful or enforceable in the Territory. If PAR notifies REDDY that one of its customers (or a customer of its Affiliate) is, directly or indirectly, marketing the Reddy Finished Product in the Territory, REDDY shall (and shall cause its Affiliates to) either cease to supply such customer or obtain (and enforce if necessary) an undertaking from such customer not to market such Reddy Finished Product in the Territory (unless REDDY [or its Affiliate, as the case may be] is precluded from taking such action under applicable law).

            (i) If for any reason during the Term PAR shall be unable to market and sell Par Group 1 Products, then PAR shall purchase Reddy Group 1 Products exclusively from REDDY pursuant to the terms of this Agreement.

      4A.   SUPPLY - [*********************]

            PAR and REDDY acknowledge that each of REDDY and PAR's current supplier may be required to commence manufacturing of [*********************] in order to have sufficient quantities of each product to meet PAR's requirements for the launch of such product. In the event that PAR's current supplier does not consent to REDDY's exclusive supply of [*********************], REDDY shall be reimbursed within thirty (30) days of the submission of an invoice for the Manufacturing Cost of the [*********************] manufactured by REDDY and not sold by PAR in the Territory. Said amount shall be deducted from Net Sales to calculate Net Profits of such product. If PAR's current supplier consents to REDDY's exclusive supply of [*********************], PAR's current supplier shall be reimbursed within thirty (30) days of the submission of an invoice for the manufacturing cost of product manufactured by PAR's current supplier and not sold by PAR in the Territory. Said amount shall be deducted form Net Sales to calculate Net Profit for such product.

      5. FORECASTS, ORDERING, DELIVERY AND PURCHASE OBLIGATIONS - REDDY FINISHED PRODUCTS.

            (a) Within a reasonable period of time prior to the anticipated Launch Date of a Reddy Finished Product, PAR shall submit to REDDY a non-binding forecast of the quantity of each Reddy Finished Product that PAR anticipates ordering from REDDY for such Reddy Finished Product launch and during the first twelve (12) month period thereafter. PAR shall update such forecast every three
(3) months thereafter with a rolling twelve (12) month forecast.

            (b) REDDY shall deliver Reddy Finished Product to PAR within one hundred twenty (120) days after the date of PAR's order therefor, unless PAR specifies a later date in such order.

            (c) REDDY shall provide PAR with each shipment of a Reddy Finished Product a certificate from REDDY's quality assurance department that includes the results of quality control testing in accordance with the specifications and which indicates that the Reddy Finished Product contained in the shipment meets the Specifications.

      6.    PAR'S REPACKAGING RESPONSIBILITIES.

            (a) At the request of REDDY, and with commercially sufficient notice, PAR shall repackage and label any Reddy Finished Product into finished label units for sale in the territory in a cGMP approved facility and shall be responsible, with REDDY review for the printing of the labels in accordance with FDA guidelines for such. PAR will rely on the information contained on the labels of the bulk dosage product supplied by REDDY to PAR.

            PAR will rely, when pertinent, on REDDY for specifications for container closure systems and on stability data, moisture permeation data in carrying out packaging.

            PAR will conduct ongoing stability where required by cGMP's as well as impurity identification where required all at the cost of REDDY. PAR will provide data to REDDY arising out of the stability program. In repackaging and labeling the Reddy Finished Product, PAR shall comply with (i) the Specifications for such Reddy Finished Product, (ii) applicable cGMP and (iii) all other applicable rules, regulations and requirements of the FDA and any other applicable governmental or regulatory bodies, agencies and officials in the Territory relative to repackaging and labeling of the Reddy Finished Product for sale in the Territory. All labels and all artwork concepts on all packaging material used by PAR in connection with labeling and packaging of a Reddy Finished Product shall be subject to the prior reasonable approval of REDDY, provided that the approval by REDDY of any label or artwork concept shall not relieve or otherwise affect PAR's obligations or responsibilities hereunder in relation to labeling and packaging of the Reddy Finished Product or arising out of the use of such labels or packaging material or the sale of Reddy Finished Product in the Territory so labeled and packaged. REDDY shall own all trade dress created hereunder.

            (b) Upon PAR's receipt of written notice from REDDY that PAR shall repackage and label any Reddy Finished Product, PAR and REDDY shall mutually agree upon an acceptable time schedule to transfer the repackaging and labeling of such Reddy Finished Product to PAR. All direct costs incurred by PAR in connection with repackaging and labeling of such Reddy Finished Product shall be treated as a Manufacturing Cost for purposes of calculating New Profits from the sale of such Reddy Finished Product.

            (c) REDDY shall supply to PAR all information and data relating to a Reddy Finished Product which it is obligated to provide PAR and its Affiliates as a repackager and labeler of such REDDY Finished Product pursuant to applicable laws.

      It is not the intent that PAR shall be caused to make significant capital expenditures to satisfy the repackaging requirements. PAR and REDDY agree that if this should be required the parties will reach agreement as to funding.

      7.    PRODUCT REJECTION, NON-CONFORMING GOODS.

            (a) Within thirty-five (35) days from the date of receipt of each delivery of any Reddy Finished Product, PAR shall inspect such Reddy Finished Product (PAR hereby acknowledging that its failure to inspect shall not release it from the obligations it would otherwise have had it conducted an inspection as herein contemplated, or provide it with additional rights). PAR shall advise REDDY in writing (a "Rejection Notice") if a shipment of Reddy Finished Product is not in conformity with REDDY's obligations hereunder or is otherwise defective; provided, however, that PAR's failure to advise REDDY in a timely manner that a shipment of Reddy Finished Product does not conform shall not prejudice PAR's right to reject or return the Reddy Finished Product if the defect or other nonconforming condition which justifies rejection or return could not have been detected by PAR's inspection in accordance with cGMP. If PAR delivers a Rejection Notice in respect of all or any part of a shipment of Reddy Finished Product, then REDDY and PAR shall have thirty (30) days from the date of REDDY's receipt of such notice to resolve any dispute regarding whether all or any part of such shipment of Reddy Finished Product fails to conform with the Product Specifications or is otherwise defective. Disputes between the parties as to whether all or any part of a shipment rejected by PAR conforms with Specifications shall be resolved in accordance with the provisions of paragraph
(b) below. Disputes between the parties as to whether all or any part of a shipment rejected by PAR is otherwise defective shall be submitted to arbitration in accordance with Section 22 of this Agreement.

            (b) If REDDY and PAR disagree concerning whether the Reddy Finished Product delivered pursuant to Section 5 meets Specifications, then PAR and REDDY shall jointly investigate whether the Reddy Finished Product meets Specifications. If the parties do not agree after their joint investigation, they shall agree on an independent lab which shall determine whether the Reddy Finished Product meets Specifications. Initially, each party shall bear its own costs and expenses associated with performing such joint investigation and the parties shall share third party costs equally. If such joint investigation or the independent lab concludes that the Reddy Finished Product meets the Specifications, then PAR shall reimburse REDDY for REDDY's out-of-pocket costs and expenses associated with such investigation and the independent lab, and if such joint investigation or the independent lab concludes that the Reddy Finished Product does not meet the Specifications, then REDDY shall reimburse PAR for PAR's out-of-pocket costs and expenses associated with such investigation and the independent lab.

            (c) In the event any Reddy Finished Product is appropriately rejected by PAR, REDDY shall replace, at PAR locations, such Reddy Finished Product with conforming goods within sixteen (16) weeks. REDDY shall bear all transportation costs, import duties, if any, taxes, insurance and handling costs and any other costs or charges incurred in transporting such replacement Reddy Finished Product to the PAR location at which such nonconforming Reddy Finished Product is located and shall reimburse PAR for all transportation costs, import duties, if any, taxes, insurance and handling costs incurred by PAR in connection with such out of Specification nonconforming Reddy Finished Product.

      8.    TERMS AND CONDITIONS OF SALE.

            REDDY will retain title and risk of loss to all Reddy Finished Products until delivered CIP (as such term is defined in the ICC Incoterms 2000) on a duty paid basis to PAR's facility in Spring Valley, New York, or as otherwise directed by PAR within the Territory. Each shipment shall be segregated by lot and accompanied by an appropriate certification of analysis.

      9.    PRICE - REDDY FINISHED PRODUCT.

            (a) The price of a Reddy Finished Product delivered to PAR hereunder shall be an amount equal to (i) REDDY's [********************] thereof plus (ii) [********************] for each Reddy Finished Product multiplied by [********************], calculated separately for each Reddy Finished Product.

            (b) PAR agrees (i) that in calculating Net Sales it shall not include in the deductions from Net Sales any special discounts, rebates, volume reimbursements or other incentives for any Reddy Finished Product that are given as an inducement for the purchase of other PAR products; (ii) that any discounts, rebates or volume reimbursements offered by PAR on the basis of multiple product purchases which include Reddy Finished Product shall be allocated to the Reddy Finished Product on a [********************] based on the respective [********************]; (iii) that PAR shall not sell Reddy Finished Product as a [********************] or otherwise cause its sales of some other product to benefit at the expense of the Reddy Finished Product; and (iv) in calculating Commercial Expenses it shall not allocate commercial expenses for multiple products which include any Reddy Finished Product to the Reddy Finished Product in a manner that results in a disproportionate allocation of such expenses to the Reddy Finished Product.

      10.   ADDITIONAL CONSIDERATION TO REDDY.

            In further consideration for REDDY entering into this Agreement, during the Term PAR shall pay to REDDY, as additional consideration for the supply of the Reddy Finished Products hereunder, the following amounts:

            (a) [********************].

            (b) [********************].

            (c) If, pursuant to Section 4(f), REDDY does not supply PAR with Reddy Group 1 Products (other than [*********************]) under this Agreement, [*********************] on sales of Par Group 1 Products by PAR in the Territory.

      11.   ADDITIONAL CONSIDERATION TO PAR.

            In further consideration for PAR entering into this Agreement, REDDY shall pay to PAR the following amounts:

            (a) From and after January 1, 2005, and through the end of the Term, [*********************], Reddy Group 3 Products, Group 4 Products, Reddy Group 4 Products and Group 5 Products by REDDY in the Territory.

            (b) From and after January 1, 2005, [*********************] on sales by REDDY of (i) [*********************] (manufactured by REDDY) in the Territory through the later of December 31, 2005, or the expiration of three (3) years from the Launch Date of [*********************], and (ii)
[*********************] (manufactured by REDDY) in the Territory through the later of December 31, 2006, or the expiration of three (3) years form the Launch Date of [*********************]. For purposes of clarification, the parties agree that PAR will receive its percentage of [*********************], whether sold by PAR or REDDY, for a period of three (3) years from the Launch Date of each respective product.

            (c) If PAR and REDDY determine that REDDY shall market and sell the Reddy Group 6 Products, the [*********************] on sales of Reddy Group 6 Products by REDDY in the Territory.

      12.   PAYMENT BY PAR.

            (a) REDDY shall invoice PAR for REDDY's Manufacturing Cost of each Reddy Finished Product estimated in good faith, delivered pursuant to Section 5 hereof and PAR shall pay such invoice within thirty (30) days after the later of
(i) the receipt of such invoice from REDDY or (ii) the receipt of the Reddy Finished Product from REDDY. Within sixty (60) days following the end of each calendar year, REDDY shall calculate its actual Manufacturing Cost for each Reddy Finished Product delivered pursuant to Section 5 hereof during such calendar year and notify PAR of the amount by which REDDY has been overpaid or underpaid during such calendar year. Such notice shall be accompanied by a statement setting forth in detail by product the amounts used to calculate its Manufacturing Cost for each Reddy Finished Product for such calendar year. REDDY shall return to PAR any overpayment and PAR shall pay to REDDY any underpayment, as the case may be, with respect to each Reddy Finished Product within thirty
(30) days thereafter.

            (b) (i) Within thirty (30) days following the end of each calendar quarter, PAR shall pay to REDDY the amounts due to REDDY pursuant to Sections 9(a)(ii) and 10(a), (b), (c) and (dc) for such calendar quarter. Each payment shall be accompanied by the following in respect of each Reddy Finished Product supplied hereunder:

                        A. a sales summary reasonably satisfactory to REDDY showing all sales of such Reddy Finished Product and Par Finished Product by Units
                              (SKUs);

                        B. a detailed statement showing all returns, adjustments, credits, rebates and other debits and credits relevant to the calculation of Net

                              Sales of such Reddy Finished Product and Par Finished Product for the quarter in question, together with copies of all documentation to support allowable deductions used in computing Net Sales during such quarter;

                        C.    a detailed  statement showing Cost of Goods Sold
                              for  such  Reddy   Finished   Product   and  Par
                                Finished Product;

                        D. a certificate signed by the Chief Financial Officer of PAR certifying that, to the best of his knowledge, information and belief, after reasonable investigation, the foregoing statements contemplated in A, B and C above are true and correct and do not omit any material information required to be provided pursuant to this Section; and

                        E. a summary of the calculation of the Net Profits payable to REDDY on such date.

For purposes of this Agreement, a sale shall be considered to have been made at the time the Product is shipped by PAR or its Affiliates to its customer.

                  (ii) PAR shall provide to REDDY and shall cause its Affiliates to provide to REDDY, promptly following a request therefor, such additional information concerning any sales of a specific Reddy Finished Product (including, without limitation, in respect of any sale, the date of the shipment, the name of the customer, the number of Units of the Reddy Finished Product (by SKU, if requested) sold to such customer and the invoice price charged by PAR or its Affiliates), chargebacks, credits, returns, adjustments and other credits and debits relevant to the calculation of Net Sales and Net Profits in respect of a Reddy Finished Product as REDDY may reasonably request.

            (c) REDDY maintains a standard set of cost accounting policies and practices in accordance with U.S. generally accepted accounting principles which are applicable to all products manufactured by REDDY. The cost accounting policies and practices implemented by REDDY for this Agreement shall not deviate in any material respect from REDDY's standard cost accounting policies and practices. REDDY shall notify PAR, in writing, of any material change in its standard cost accounting policies and practices which would adversely impact PAR under this Agreement. The cost accounting policies and practices to be implemented by REDDY for this Agreement shall be in accordance with U.S. generally accepted accounting principles and shall not deviate in any material respect from the standard cost accounting policies and practices being implemented by REDDY generally. REDDY shall notify PAR, in writing, of any significant change in these standard cost accounting policies and practices which would adversely impact PAR under this Agreement.

            (d) PAR shall keep and maintain complete and accurate records of the Net Sales and Net Profit for each calendar year and shall retain such records for a period of three (3) years thereafter. REDDY shall keep and maintain complete and accurate records of Manufacturing Cost for each calendar year and shall retain such records for a period of three (3) years thereafter. Each party shall have the right to nominate a firm of independent certified public accountants reasonably acceptable to the other party to have access to the records of such other party during reasonable business hours for the purpose of verifying, at the auditing party's expense, Net Sales and Net Profit in the case of an audit of PAR and Manufacturing Cost in the case of an audit of REDDY; provided that this right may not be exercised more than once in any calendar year (except as set forth below) or for any period for which such other party is not obligated to keep records hereunder. The results of the accountant's audit shall be final and binding on both parties. A party required to reimburse the other party for an underpayment (in any amount) shall do so within thirty (30) days of its receipt of notice from the other party of the results of the accountant's audit. In the event that the auditing accountant finds that an underpayment of five percent (5%) or more has been made, the party who made the underpayment shall also: (a) pay the cost of that audit (within thirty (30) days of its receipt of notice of the results of the audit) and (b) be subject to semi-annual audits for the following two (2) years. In the event that the auditing accountant finds that an overpayment was made, the party which received the overpayment shall reimburse the other party within thirty (30) days of its receipt of notice of the results of the audit.

            (e)   All amounts payable hereunder shall be paid in U.S. dollars.

      13.   PAYMENTS BY REDDY.

            (a) (i) Within thirty (30) days following the end of each calendar quarter, REDDY shall pay to PAR the amounts due to PAR pursuant to Sections 11(a) and 11(b) for such calendar quarter. Each payment shall be accompanied by the following:

                        A.    a sales summary  reasonably  satisfactory to PAR
                              showing   all  sales  by  REDDY  of  such  Reddy
                              Finished Product by Units (SKUs);

                        B. a detailed statement showing all returns, adjustments, credits, rebates and other debits and credits relevant to the calculation of Net Sales of such Reddy Finished Product for the quarter in question, together with copies of all documentation to support allowable deductions used in computing Net Sales during such quarter;

                        C. a detailed statement showing Manufacturing Cost for such Reddy Finished Product;

                        D. a certificate signed by the Chief Financial Officer of REDDY certifying that, to the best of his knowledge, information and belief, after reasonable investigation, the foregoing statements contemplated in A, B and C above are true and correct and do not omit any material information required to be provided pursuant to this Section; and

                        E. a summary of the calculation of the Net Profits payable to PAR on such date.

For purposes of this Agreement, a sale shall be considered to have been made at the time the Product is shipped by REDDY or its Affiliates to its customer.

                  (ii) REDDY shall provide to PAR and shall cause its Affiliates to provide to PAR, promptly following a request therefor, such additional information concerning any sales of a specific Reddy Finished Product (including, without limitation, in respect of any sale, the date of the shipment, the name of the customer, the number of Units of the Reddy Finished Product (by SKU, if requested) sold to such customer and the invoice price charged by REDDY or its Affiliates), chargebacks, credits, returns, adjustments and other credits and debits relevant to the calculation of Net Sales and Net Profits in respect of a Reddy Finished Product as PAR may reasonably request.

      14.   REPRESENTATIONS, WARRANTIES AND COVENANTS.

            (a) REDDY makes the following representations, warranties and covenants:

                  (i) REDDY shall submit to the FDA, and shall maintain, a DMF for each Bulk Product that REDDY shall manufacture;

                  (ii) REDDY shall submit to the FDA, and, if issued, shall maintain, an ANDA for each Reddy Finished Product;

                  (iii) REDDY   shall   permit  the  FDA  to   inspect   REDDY's
                        manufacturing facilities for each Bulk Product and each Reddy Finished Product in connection with the review and approval of REDDY's applications for registration of each Reddy Finished Product;

                  (iv) each Reddy Finished Product (1) shall be manufactured in conformance with the ANDA for the Reddy Finished Product and with all applicable statutes, ordinances and regulations (including without limitation the FD&C Act) as the same may be amended or revised from time to time,
                        (2) shall be manufactured in conformance with the Specifications, (3) shall not be adulterated or misbranded within the meaning of the FD&C Act, and (4) shall not be a product which would violate any section of the FD&C Act if introduced into interstate commerce; and

                  (v) each Bulk Product manufactured by REDDY (1) shall be manufactured in conformance with the DMF therefor and with all applicable statutes, ordinances and regulations (including, without limitation, the FD&C
                        Act) as the same may be amended or revised from time to time, (2) shall be manufactured in conformance with the Specifications, (3) shall not be adulterated or misbranded within the meaning of the FD&C Act, and
                        (4) shall not be a product which would violate any section of the FD&C Act if introduced into interstate commerce.

            (b) PAR makes the following representations, warranties and covenants:

                  (i) PAR shall permit the FDA to inspect PAR's facilities used for the packaging and storing of each Reddy Finished Product in connection with the review and approval of REDDY's applications for registration of the Reddy Finished Product;

                  (ii)  each Reddy Finished Product packaged at PAR's facilities
                        (1) shall be packaged and labeled in conformance with all applicable requirements of the FDA, the ANDA for the Reddy Finished Product and with all applicable statutes, ordinances and regulations (including, without limitation, the FD&C Act), as the same may be amended or revised from time to time, (2) shall be packaged and labeled in conformance with the Specifications, (3) shall not be adulterated or misbranded within the meaning of the FD&C Act, and (4) shall not be a product which would violate any section of the FD&C Act if introduced into interstate commence.

                  (iii) each Par Finished  Product (1) shall be  manufactured in conformance with the ANDA for the Par Finished Product and with all applicable statutes, ordinances and regulations (including without limitation the FD&C Act) as the same may be amended or revised from time to time,
                        (2) shall be manufactured in conformance with the Specifications, (3) shall not be adulterated or misbranded within the meaning of the FD&C Act, and (4) shall not be a product which would violate any section of the FD&C Act if introduced into interstate commerce;

                  (iv)  each Bulk Product  manufactured for Par Finished Product
                        (1) shall be manufactured in conformance with the DMF therefor and with all applicable statutes, ordinances and regulations (including, without limitation, the FD&C
                        Act) as the same may be amended or revised from time to time, (2) shall be manufactured in conformance with the Specifications, (3) shall not be adulterated or misbranded within the meaning of the FD&C Act, and (4) shall not be a product which would violate any section of the FD&C Act if introduced into interstate commerce; and

                  (v) PAR and its Affiliates shall use commercially reasonable promotional and sales efforts to market and sell the Reddy Finished Products and Par Finished Products, and such efforts shall be not less than efforts used by PAR and its Affiliates to promote the sale of other products marketed in the Territory.

            (c) Each party represents, warrants and covenants to the other that:

                  (i) such party is not debarred under the Generic Drug Enforcement Act of 1992 and that it does not and will not use in any capacity the services of any person debarred under the Generic Drug Enforcement Act of 1992; neither such party, nor, to the best of its knowledge, any of its employees, agents or contractors, has engaged in any activity which could lead to it becoming debarred under the Generic Drug Enforcement Act of 1992;

                  (ii)  such party is duly  authorized  to execute and deliver
                        this  Agreement  and   consummate   the   transactions
                        contemplated hereby; and

                  (iii) neither the  execution,  delivery or performance of this
                        Agreement, nor the consummation of the transactions contemplated hereby, (a) will violate or conflict with such party's articles of incorporation or by-laws, (b) will result in any breach of or default under any provision of any contract or agreement to which such party is bound, or to which such party's properties or assets are subject, (c) is prohibited by, or requires such party to obtain authorization, approval, registration or to make any filing under, any law, rule, regulation, order or judgment, or of any other person (except as contemplated herein), or (d) will result in the creation or imposition of any lien, claim, charge, restriction, equity or encumbrance of any kind whatsoever upon or give to any other person any interest or right (including the right of termination or cancellation) in or with respect to any of the properties, assets, contracts or agreements of such party.

      15.   INDEMNIFICATION.

            (a) REDDY agrees to indemnify, defend and hold harmless, and to pay and reimburse, PAR, its Affiliates, and its and their respective employees, agents and representatives, from and against any and all third party claims and losses, damages and liabilities, including reasonable attorney's fees, relating thereto, incurred by any of them arising out of, relating to or occurring as a result of REDDY's negligence or the breach of any representation or warranty made by REDDY in this Agreement.

            (b) PAR agrees to indemnify, defend and hold harmless, and to pay and reimburse, REDDY, its Affiliates, and its and their respective employees, agents and representatives, from and against any and all third party claims and losses, damages and liabilities, including reasonable attorney's fees, relating thereto, incurred by any of them arising out of, relating to or occurring as a result of PAR's negligence or the breach of any representation or warranty made by PAR in this Agreement.

            (c) If PAR, REDDY or an Affiliate (in each case an "Indemnified Party") receives any written claim which it believes is the subject of indemnity hereunder, the Indemnified Party shall, as soon as reasonably practicable after forming such belief, give notice thereof to the other (the "Indemnifying Party"), including all particulars of such claim to the extent known to the Indemnified Party; provided that the failure to give timely notice to the Indemnifying Party as contemplated hereby shall not release the Indemnifying Party from any liability to the Indemnified Party except to the extent the Indemnifying Party is materially prejudiced in defending any claim by such failure. The Indemnifying Party shall have the right, by prompt notice to the Indemnified Party, to assume the defense of such claim with counsel of its choice reasonably satisfactory to the Indemnified Party, and at the cost of the Indemnifying Party. If the Indemnifying Party assumes such defense, the Indemnified Party may participate in the action through counsel of its choice, but the cost of such counsel shall be at the expense of the Indemnified Party. If the Indemnifying Party does not so assume the defense of such claim, or, having assumed such defense fails to vigorously prosecute such defense, the

Indemnified Party may assume such defense, with counsel of its choice, to be paid or reimbursed by the Indemnifying Party.

            (d) The party not assuming the defense of any such claim shall render all reasonable assistance to the party assuming such defense, and all reasonable out-of-pocket costs of such assistance shall be promptly paid or reimbursed by the Indemnifying Party.

            (e) No such claim shall be settled and no admission may be made other than by the party defending the same, and then only with the consent of the other party, which shall not be unreasonably withheld; provided that the Indemnified Party shall have no obligation to consent to any settlement of any such claim which imposes on the Indemnified Party any liability or obligation which will not be assumed and performed in full by the Indemnifying Party.

      16.   RECALL OR SEIZURE - REDDY FINISHED PRODUCT.

            (a) In the event PAR believes that a Recall may be necessary and/or appropriate, prior to taking any action PAR shall immediately notify REDDY, and PAR and REDDY shall cooperate and cause their respective Affiliates to cooperate with each other in determining the necessity and nature of the action to be taken.

            (b) With respect to any recall, REDDY shall make all contacts with the FDA and shall be responsible for coordinating all of the activities required in connection with such recall. PAR and REDDY and their respective Affiliates shall cooperate with each other in recalling the affected Reddy Finished Product.

            (c) In the event of any recall or seizure of any Reddy Finished Product arising out of, relating to, or occurring as a result of, any act or omission by REDDY, REDDY shall, at the election of PAR, either:

                  (i) replace the amount of Reddy Finished Product recalled or seized; or

                  (ii) give credit to PAR against outstanding receivables due from PAR in an amount equal to the amount paid by PAR for the Reddy Finished Product so recalled or seized or otherwise owing by PAR hereunder;

plus reimburse (or at the election of PAR, credit) PAR for the Commercial Expenses allocated thereto (in the same proportion as such quantity of recalled or seized product bears to the total quantity of product sold during such calendar year), and all transportation costs, export or import duties, if any, taxes, insurance and handling costs incurred by PAR in respect of such recalled or seized product.

            (d) In the event of any recall or seizure of any Reddy Finished Product arising out of, relating to or occurring as a result of, any act or omission of PAR, PAR shall be solely responsible for and shall exclude for purposes of calculating Net Profit REDDY's Manufacturing Cost allocated thereto (in the same proportion as such quantity of recalled or seized product bears to the total quantity of product sold in such calendar year) and all transportation costs, import duties, if any, taxes, insurance and handling costs incurred by PAR in respect of such recalled or seized product.

            (e) For purposes of this Section 16, "recall" means (i) any action by REDDY, PAR or any Affiliate of either to recover title to or possession of any Reddy Finished Product sold or shipped and/or (ii) any decision by PAR not to sell or ship product to third parties which would have been subject to recall if it had been sold or shipped, in each case taken in the good faith belief that such action was appropriate under the circumstances. For purposes of this
Section 16, "seizure" means any action by any government agency to detain or destroy product.

            (f) Any and all disputes or controversies arising under this Section 16 regarding the respective fault of the parties for recalls shall be submitted to arbitration in accordance with Section 23 of this Agreement and the award of the arbitrator or arbitrators designated thereunder shall, subject to law, be final and binding upon the parties hereto.

      17.   TERMINATION.

            (a) Notwithstanding any other provision of this Agreement, either party may terminate this Agreement, or any Reddy Finished Product or Par Finished Product under this Agreement, by notice in writing to the other upon or at any time after the occurrence of any of the following events:

                  (i) if the other commits a material breach of this Agreement which (a) in the case of a breach capable of a remedy, shall not have been remedied within sixty (60) days of the receipt by the other of a notice identifying the breach and requesting its remedy and (b) continues to exist at the time notice of termination is given; provided that if the breaching party is diligently pursuing in good faith the remedy of any breach, then such sixty (60) day cure period shall be extended for such period as may be reasonably required to effectuate such cure; or

                  (ii)  if the  other  is  unable  to  pay  its  debts,  becomes
                        bankrupt  or  insolvent,   or  enters  into  liquidation
                        whether compulsorily or voluntarily, or convenes a meeting of its creditors, or has a receiver appointed over all or part of its assets, or takes or suffers any similar action in consequence of a debt, or ceases for any reason to carry on business.

            (b) Notwithstanding any other provision of this Agreement, if during any rolling twelve (12) month period after the Launch Date of any Reddy Finished Product or Par Finished Product, the Net Profit for such Reddy Finished Product or Par Finished Product shall be less than ten percent (10%) of Net Sales, then either party may terminate this Agreement, solely with respect to such Reddy Finished Product or Par Finished Product, by notice in writing to the other, given no later than one hundred twenty (120) days after the end of such rolling twelve (12) month period; provided, however, a party may not terminate the Agreement as to a Product under this Section 17(b) if its own breach of this

Agreement has caused the Net Profit for such twelve (12) month period to be less than ten percent (10%) of Net Sales.

            (c) Notwithstanding any other provision of this Agreement, PAR may terminate any Reddy Finished Product under this Agreement, by notice in writing to REDDY given with sixty (60) days after PAR receives notice of any of the following events:

                  (i) Prior to June 30, 2004, a Reddy Change in Control shall have occurred;

                  (ii) REDDY has received a Form 483 report with respect to a Reddy Finished Product or the manufacturing facility therefor and it has not complied with such Form 483 within a reasonable time thereafter and is not
                        diligently   pursuing   corrective  action  in  response
                        thereto;

                  (iii) REDDY has violated the fraud  provisions of the FD&C Act in connection with a Reddy Finished Product or the manufacturing facility therefor; or

                  (iv) REDDY has entered into a consent agreement with the FDA, or a similar event has occurred, which significantly impairs REDDY's ability to manufacture or sell a Reddy Finished Product.

            (d) Notwithstanding any other provision of this Agreement, REDDY may terminate any Reddy Finished Product or Par Finished Product under this Agreement, by notice in writing to PAR given within sixty (60) days after REDDY receives notice or otherwise becomes aware of any of the following events:

                  (i) Prior to June 30, 2004, a Par Change in Control shall have occurred;

                  (ii) There has occurred a material negative diminishment in the sales/marketing capability of PAR, including, but not limited to, a significant change in the sales/marketing personnel of PAR and, after notice and a reasonable opportunity to cure, such personnel are not replaced with individuals as a group possessing comparable experience;

                  (iii) PAR has  received  Form 483 with respect to packaging or labeling or the packaging or labeling facility for a Reddy Finished Product and it has not complied with such Form 483 within a reasonable time thereafter and it is not diligently pursuing corrective action in response thereto;

                  (iv) PAR (or its current supplier of Par Finished Product or its manufacturer of Bulk Product used to manufacture any Par Finished Product) has received a Form 483 report with respect to a Par Finished Product or the manufacturing facility therefor and it has not complied with such Form 483 within a reasonable time thereafter and is not diligently pursuing corrective action in response thereto;

                  (v) PAR (or its current supplier of Par Finished Product or its manufacturer of Bulk Product used to manufacture any Par Finished Product) has violated the fraud provisions of the FD&C Act in connection with a Reddy Finished Product or Par Finished Product;

                  (vi) PAR has entered into a consent agreement with the FDA, or a similar event has occurred, which significantly impairs PAR's ability to sell a Reddy Finished Product; or

                  (vii) PAR (or its current  supplier of Par Finished Product or its manufacturer of Bulk Product used to manufacture any Par Finished Product) has entered into a consent agreement with the FDA, or a similar event has occurred which significantly impairs REDDY's ability to sell a Par Finished Product.

            (e) Expiration or termination of this Agreement shall be without prejudice to the right of any party to receive all payments accrued and unpaid at the effective date of such expiration or termination, without prejudice to the remedy of either party in respect to any previous breach of the representations, warranties or covenants herein contained, without prejudice to any rights to indemnification set forth herein and without prejudice to any other provision hereof which expressly or necessarily calls for performance after such expiration or termination. Without limiting the generality of the foregoing, Sections 3(c), 7, 12, 13, 14, 15, 16, 19, 20 and 21 shall survive expiration or termination of this Agreement.

            (f) Notwithstanding any other provision of this Agreement, either party may terminate this Agreement as to any specific Reddy Finished Product which does not receive Regulatory Approval within one year after the later of the patent expiration date or the product exclusivity expiration date; provided, however, that in the event of a termination by one party, the other party shall have the right to use all information and data generated pursuant to this Agreement that is or would be contained in the ANDA relating to that specific Reddy Finished Product.

            (g) If PAR terminates the Agreement with respect to a particular Reddy Finished Product pursuant to Section 17(b), PAR shall not (and shall not authorize, cause or permit any of its Affiliates to), directly or indirectly, manufacture, purchase, sell or distribute in the Territory any Competing Product to any Reddy Finished Product as to which this Agreement has been so terminated for the balance of the Term of such Reddy Finished Product.

            (h) If REDDY terminates this Agreement with respect to a particular Reddy Finished Product pursuant to Section 17(b), REDDY shall not (and shall not authorize, cause or permit any of its Affiliates to), directly or indirectly, sell or distribute such Reddy Finished Product in the Territory for the balance of the Term of such Reddy Finished Product.

      18.   RIGHT TO INSPECT.

            REDDY and PAR shall have access to and the right, upon reasonable notice and at reasonable times, to inspect the manufacturing and warehousing facilities, supporting systems, documents and records (including, without limitation, adverse drug reactions, annual product reviews, stability reports and complaints) of the other that are associated with a Reddy Finished Product or Par Finished Product. After an inspection, the inspecting party shall provide the inspected party with a copy of its inspection report and the inspected party shall promptly provide the other with a written response to such report. If needed the parties will arrange to meet to discuss the results and recommendations contained in such inspection report.

      19.   ADVERSE DRUG REACTIONS.

            REDDY and PAR shall keep the other fully informed of (i) any notification or other information, whether received directly or indirectly, which might affect the marketability, safety or effectiveness of any Reddy Finished Product or Par Finished Product, or which might result in liability issues or otherwise necessitate action on the part of either party, or which might result in recall or seizure of any Reddy Finished Product or Par Finished Product and (ii) nonclinical reports with respect to any Reddy Finished Product or Par Finished Product.

      20.   CONFIDENTIALITY AND NON-USE.

            (a) Except as otherwise expressly provided in Section 2(e) of this Agreement, during the Term of this Agreement and any renewal thereof, and for a period of five (5) years thereafter, each party shall hold in confidence, not disclose and not use for the benefit of any party, except the disclosing party, any and all confidential information provided by the disclosing party, except with the express prior written consent of the disclosing party, provided that non-disclosing party shall not be prevented from disclosing information which:

                  (i) at, prior or subsequent to the time of such disclosure is independently known to the receiving party without obligation of secrecy or non-use to a third party;

                  (ii) at, prior or subsequent to the time of disclosure, becomes part of the public knowledge through no breach hereof by the receiving party;

                  (iii) subsequent to the time of such disclosure is the subject of another agreement between the parties hereto which explicitly permits use or disclosure; or

                  (iv)  is  required   by  law  or  judicial   process  to  be
                        disclosed.

Specific information received by either party hereunder shall not be deemed to fall within any of the foregoing exceptions merely because it is embraced by general information within any such exceptions. In addition, any combination of features received as confidential information by either party hereunder shall not be deemed to fall within any of the foregoing exceptions merely because individual features are separately within any such exception, but only if the combination itself, and its principles of operation, are within such exception.


            (b) In the event that either party shall be legally compelled or required by a court of competent jurisdiction to disclose all or any part of the Confidential Information of the other (or its Affiliates), it shall provide prompt notice to the other so that such other party (or its Affiliates) may determine whether or not to seek a protective order or any other appropriate remedy. If a protective order or other appropriate remedy is not obtained before such disclosure is required, the party required to make disclosure will disclose only those portions of the Confidential Information in question which it is advised by written opinion of counsel (which opinion shall be addressed to such party and to the other party), it is legally required to disclose and will exercise its best efforts to obtain reliable assurances that confidential treatment will be accorded such Confidential Information.

            (c) Without limiting the generality of the foregoing, each party shall limit disclosure of the confidential information to its employees who need to receive the confidential information in order to further the activities contemplated in this Agreement. Each party shall take sufficient precautions to safeguard the confidential information, including obtaining appropriate commitments and enforceable confidentiality agreements. Each party understands and agrees that the wrongful disclosure of confidential information will result in serious and irreparable damage to the other party, that the remedy at law for any breach of this covenant may be inadequate, and that the party seeking redress hereunder shall be entitled to injunctive relief, without prejudice to any other rights and remedies to which such party may be entitled.

            (d)  It  is  acknowledged  that  confidential   information  may  be
disclosed not only in writing or other tangible form, but also through discussions between each party's respective representatives, demonstrations, observations and other intangible methods.

            (e) The above notwithstanding, each party shall have the right, with the exercise of discretion, and insofar as practical under written confidentiality agreements having provisions no less stringent than those contained herein, to make disclosures of such portions of confidential information to third party consultants, attorneys, contractors, advisors, Affiliates and governmental agencies where in the recipient's judgment such disclosure is essential to development, approval or marketing of a Reddy Finished Product pursuant to this Agreement.

            (f) Except as otherwise set forth in this Agreement, upon termination of this Agreement and at the written request of the disclosing party, the receiving party shall return all the confidential information of the disclosing party (including all copies thereof) or destroy such confidential information at the option of the disclosing party.

      21.   INSURANCE.

            Each of PAR and REDDY shall (and shall cause their respective Affiliates to), during the Term or Group 2 Term, as the case may be, and for a period of not less than thirty-six (36) months following termination of this Agreement, maintain product liability insurance (including blanket contractual liability) in a minimum amount of $10,000,000 U.S., combined single limit, to cover product liability claims of PAR and REDDY relating to each Reddy Finished Product or Par Finished Product with the manufacturer's insurance coverage being primary with respect to any claim thereunder. Each of Par and REDDY shall, at the request of the other, provide evidence to such requesting party of compliance with its insurance obligation (and those of its Affiliates) under this Section 21 and evidence of renewals of any such policy from time to time.

      22.   ARBITRATION.

            Any controversy or claim pursuant to Sections 7 and 16(f) of this Agreement or the breach thereof shall be referred for decision forthwith to a senior executive of each party not involved in the dispute. If no agreement is reached within thirty (30) days of the request by one party to the other to refer the same to such senior executive, then such controversy or claim shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association; such arbitration to be held in Newark, New Jersey on an expedited basis. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.

      23.   MISCELLANEOUS.

            (a) This Agreement does not constitute or create (and the parties do not intend to create hereby) a joint venture, pooling arrangement, partnership, or formal business organization of any kind between and among any of the parties, and the rights and obligations of the parties shall be only those expressly set forth herein. The relationship hereby established between PAR and REDDY is solely that of buyer and seller, each is an independent contractor engaged in the operation of its own respective business. Neither party shall be considered to be an agent of the other for any purpose whatsoever. Each party shall be responsible for providing its own personnel and workers' compensation, medical coverage or similar benefits and shall be solely responsible for the payment of social security benefits, unemployment insurance, pension benefits, withholding any required amounts for income and other employment-related taxes and benefits of its own employees, and shall make its own arrangements for injury, illness or other insurance coverage to protect itself, its Affiliates, its subcontractors and personnel from any damages, loss and/or liability arising out of the performance of this Agreement. Neither party has the power or authority to act for, represent or bind the other (or its Affiliates) in any manner.

            (b) Any notice provided for under this Agreement shall be in writing, shall be given either by hand or by mail, telegram, facsimile message or other written means, and shall be deemed sufficiently given if and when received by the party to be notified at its address first set forth below. Either party may, by notice to the other, change its address for receiving such notices.

            If to REDDY:

            DR. REDDY'S LABORATORIES LIMITED
            7-1-27 Ameerpet
            Hyderabad - 500 016
            India
            Attention: CEO
            Telefax:  0119140291955

            -and-

            REDDY-CHEMINOR, INC.
            66 South Maple Avenue
            Ridgewood, New Jersey  07450
            U.S.A.
            Attention: Strategic Business Unit Head
            Telefax:  12014441456

            If to PAR:

            PAR PHARMACEUTICALS, INC.
            One Ram Ridge Road
            Spring Valley, New York 10977
            Attention:  _________
            Telefax:  ___________

            (c) This Agreement shall be deemed to have been made in the State of New Jersey, and shall be construed in accordance with and governed by such law without regard to the choice of law principles thereof. Any action between PAR and REDDY which relates in any way to this Agreement or any Reddy Finished Product shall also be governed by New Jersey law without regard to choice of law principles. Except with respect to disputes regarding the respective fault of the parties in the event of a recall or seizure as controlled by Sections 7 and 16(f), the parties agree to submit all disputes which relate in any way to this Agreement or any Reddy Finished Product, to the jurisdiction of the Superior Court of New Jersey.

            (d) This Agreement may not be assigned by either party without consent of the other party.

            (e) If the manufacture, transportation, delivery, receipt or use by either party of any material or services covered hereby is prevented, restricted or interfered with by reason of any event or cause whatsoever beyond the reasonable control of the party so affected, such party, upon prompt notice to the other party, shall be excused from making or taking deliveries hereunder to the extent of such prevention, restriction or interference.

            (f) This Agreement constitutes the entire agreement between the parties with reference to the subject matter hereof, supersedes any prior agreements with respect to such subject matter, and may not be changed or modified orally, but only by an instrument in writing, signed by the parties, which states that it is an amendment to this Agreement. The terms and conditions of sale contained in either PAR's or REDDY's purchase order and PAR's or REDDY's invoice shall not modify, alter or add any term or condition of or to this Agreement.

            (g) Neither party shall be liable to the other party for lost profits or special, consequential, punitive or indirect damages in connection with any claim or cause of action arising out of the subject matter of this Agreement.

            (h) The Parties agree that costs or expenses which are inadvertently omitted from a party's calculation of Manufacturing Costs, Net Sales or Profit may be included by that party in its calculation of same in a later period. Similarly, should a change occur resulting in a cost or expense increase or decrease (after a calculation and the related payment is made), the increase or decrease shall be included in the calculation in the next period.

            (i) This Agreement may be executed in one or more counterparts each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.

      IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

                              PAR PHARMACEUTICALS, INC.

                              By: /s/ Kenneth I. Sawyer
                                  ---------------------------------------
                                  Name:
                                  Title:

                              DR. REDDY'S LABORATORIES LIMITED

                              By: /s/ Cameron Reid
                                  ---------------------------------------
                                  Name:
                                  Title:

                              REDDY-CHEMINOR, INC.

                              By: /s/ Cameron Reid
                                  ---------------------------------------
                                  Name:
                                  Title:







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